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                                  PRESS RELEASE
                      FOR RELEASE MAY 11, 2006 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                         REPORTS MARCH 31, 2006 RESULTS

BCSB Bankcorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported earnings of $114,000 or $0.02 per basic and diluted share for the quarter ended March 31, 2006. This compared to $96,000 or $0.02 per basic and diluted share for the same period in 2005, which represented an increase of 18.8%. The increase in net income was attributed to a decrease in non-interest expenses of $315,000, and an increase in non-interest income of $44,000, partially offset by a decrease in net interest income of $336,000.

Net income decreased from $182,000 for the six months ending March 31, 2005 to a net loss of ($5,000) for the six months ending March 31, 2006. Net income was impacted by the decrease in net interest income of $719,000 from $8.1 million for the six months ending March 31, 2005 to $7.4 million for the six months ending March 31, 2006. The decrease was partially off-set by a decrease in non-interest expenses and the decrease in the provision for loan losses. During the six months ending March 31, 2006, the Company's assets decreased by $4 million or 0.5% from $812.7 million as of September 30, 2005 to $808.7 million as of March 31, 2006.

President Gary C. Loraditch noted that earnings over the preceding six months continued to be impacted by prevailing interest rates. However, the improved quarterly results ending March 31, 2006 reflected the Bank's strategy to reduce non-interest expenses and begin restructuring the Bank's balance sheet to reduce the Bank's investment portfolio and to redirect cash flow into higher yielding loan products. Interest income increased $963,000 or 10.8% from $8.9 million for the three months ending March 31, 2005 compared to $9.9 million for the three months ending March 31, 2006 and interest and fees on loans increased by $1.1 million or 18.9% from $5.9 million for the three months ending March 31, 2005 to $7 million for the three months ending March 31, 2006. These increases reflected an overall increase in the average balance of loans of $60.9 million from $398.3 million as of March 31, 2005 to $459.2 million as of the quarter ending March 31, 2006.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



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                                       BCSB Bankcorp, Inc.
                                 Summary of Financial Highlights
                         Consolidated Statements of Financial Condition
                                           (Unaudited)


                                                                   March 31,                 September 30,
                                                                     2006                         2005
                                                                          (Dollars in Thousands)
ASSETS
Cash equivalents and time deposits                             $       29,368               $      23,629
Investment Securities                                                 151,089                     153,381
Loans and Mortgage Backed Securities                                  583,770                     592,937
Other Assets                                                           44,452                      42,798
                                                               --------------               -------------
TOTAL ASSETS                                                   $      808,679               $     812,745
                                                               ==============               =============

LIABILITIES
Deposits                                                       $      612,081               $     597,669
Borrowings                                                            126,060                     144,796
Junior Subordinated Debentures                                         23,197                      23,197
Other Liabilities                                                       7,590                       5,043
                                                               --------------               -------------
TOTAL LIABILITIES                                                     768,928                     770,705
TOTAL STOCKHOLDERS' EQUITY                                             39,751                      42,040
                                                               --------------               -------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $      808,679               $     812,745
                                                               ==============               =============
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
                                      Consolidated Statements of Operations
                                                   (Unaudited)

                                                           Six Months ended March 31            Three Months ended March 31
                                                           2006                 2005             2006                 2005
                                                            (Dollars in Thousands)                 (Dollars in Thousands)
                                                            (except per share data)               (except per share data)
Interest Income                                         $   19,477           $   17,551        $   9,881           $    8,918
Interest Expense                                            12,105                9,460            6,135                4,836
                                                        ----------           ----------        ---------           ----------
Net Interest Income                                     $    7,372           $    8,091        $   3,746           $    4,082
(Reversal) Provision for Loan Losses                          (109)                 120               --                   --
                                                        ----------           ----------        ---------           ----------
Net Interest Income After Provision for Loan Losses     $    7,481           $    7,971        $   3,746           $    4,082
Total Non-Interest Income                                      524                  513              259                  215
Total Non-Interest Expenses                                  8,168                8,322            3,893                4,208
                                                        ----------           ----------        ---------           ----------
(Loss) Income Before Tax Benefit                        $     (163)          $      162        $     112           $       89
Income Tax benefit                                            (158)                 (20)              (2)                  (7)
                                                        ----------           ----------        ---------           ----------
NET (LOSS) INCOME                                       $       (5)          $      182        $     114           $       96
                                                        ==========           ==========        =========           ==========
Basic and Diluted Earnings Per Share                    $     0.00           $     0.03        $    0.02           $     0.02
                                                        ==========           ==========        =========           ==========
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